SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                FORM 8-K/A NO. 1

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 4, 1999


                         NATIONAL PENN BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


            Pennsylvania              000-10957           23-2215075
     (State or other jurisdiction    (Commission     (I.R.S. Employer
          of incorporation)          File Number)       Ident. No.)


     Philadelphia and Reading Avenues, Boyertown, PA         19512
        (Address of principal executive office)         (Zip Code)


Registrant's telephone number, including area code  (610) 367-6001


                                       N/A
          (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

         As previously reported, on January 4, 1999 (the "Effective Date"), National Penn Bancshares, Inc., a Pennsylvania corporation and registered bank holding company ("NPB"), acquired Elverson National Bank, a national banking association ("ENB"), by the merger (the "Merger") of ENB with and into National Penn Bank, a national banking association and a wholly-owned subsidiary of NPB (the "Bank"), pursuant to an Amended Agreement and Plan of Merger (the "Agreement") dated as of July 21, 1998, by and among NPB, Bank and ENB.

         On the Effective Date, pursuant to the Agreement, ENB merged into Bank, with Bank surviving the Merger as a wholly-owned subsidiary of NPB, the separate existence of ENB ceased, and all property (real, personal and mixed), rights, powers, duties, obligations and liabilities of ENB were automatically transferred to Bank, in accordance with the National Bank Act. Bank will utilize the acquired assets in its commercial banking business. Bank established a new banking division called "Elverson National Bank, a Division of National Penn Bank".

         The articles of incorporation and bylaws of NPB, and the articles of association and bylaws of Bank, remain the same as those in effect immediately prior to the Effective Date.

         The Boards of Directors and executive officers of NPB and Bank remain the same as those in office immediately prior to the Effective Date, except that Robert E. Rigg and John W. Jacobs, two ENB directors, became additional directors of both NPB and Bank, and Glenn E. Moyer, President and Chief Executive Officer of ENB, became an Executive Vice President of Bank, President of Bank's new Elverson National Bank Division, and President of Bank's Berks and Montgomery County regions.

         Immediately prior to completion of the Merger, there were 2,602,117 shares of ENB common stock issued and outstanding. On the Effective Date, pursuant to the Agreement, each outstanding share of ENB common stock was automatically converted into 1.46875 shares of NPB common stock. A total of 3,821,564 shares of NPB common stock were issued in the Merger, as cash was paid in lieu of any fractional shares. As a result, a total of 16,989,622 shares of NPB common stock were issued and outstanding immediately after completion of the Merger. On the Effective Date, the last reported sale price of NPB common stock, as reported on the National Market tier of The Nasdaq Stock Market, was $27.25 per share.

         The Merger was treated as a "pooling of interests" for financial accounting purposes.

         Immediately prior to completion of the Merger, there were stock options outstanding and exercisable for 39,585 shares of ENB

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common stock. On the Effective Date, pursuant to the Agreement, each such option was automatically converted into a substitute stock option for NPB common stock, with the number of shares and the per share exercise price adjusted to reflect the exchange ratio of 1.46875 to 1, and otherwise on the same terms and conditions as the converted ENB option. As a result, stock options exercisable for 58,140 shares of NPB common stock were issued.

         The Joint Proxy Statement/Prospectus dated November 3, 1998, included in NPB's Registration Statement on Form S-4 (File No. 333- 65841), sets forth certain additional information regarding the Merger, NPB and ENB, including without limitation certain information with respect to the assets involved in the Merger, the nature of ENB's business, and NPB's intended use of the assets acquired in the Merger.

         The foregoing summary of the Merger does not purport to be complete and
is  qualified  in  its  entirety  by  reference  to  the  Agreement,   which  is
incorporated herein by reference to Exhibit 2.1 to this Report.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial statements of businesses acquired.

         The historical financial statements of ENB, including the notes thereto and the related independent auditors' report, required by Item 7(a) of Form 8-K are incorporated herein by reference to Exhibit 99.1 to this Report.

         (b) Pro forma financial information.

         The pro forma financial information required by Item 7(b) of Form 8-K is incorporated herein by reference to Exhibit 99.2 to this Report.

         (c)  Exhibits.

         2.1 - Amended Agreement and Plan of Merger dated as of July 21, 1998, by and among National Penn Bancshares, Inc., National Penn Bank, and Elverson National Bank. (Incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement No. 333- 65841 on Form S-4 as filed October 16, 1998).

         23 - Consent of Beard & Company, Inc.

         99.1 - Historical Financial Statements of Elverson National Bank, including the notes thereto and the related independent auditors' report.

         99.2 - Pro Forma Financial Information.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATIONAL PENN BANCSHARES, INC.


                                       By /s/ Wayne R. Weidner
                                          Wayne R. Weidner
                                          President


Dated:  March 11, 1999

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                                  EXHIBIT INDEX


Exhibit Number                          Description

         2.1 Amended Agreement and Plan of Merger dated as of July 21, 1998, by and among National Penn Bancshares, Inc., National Penn Bank, and Elverson National Bank. (Incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement No. 333-65841 on Form S-4 as filed October 16, 1998).

         23                Consent of Beard & Company, Inc.

         99.1 Historical Financial Statements of Elverson National Bank, including the notes thereto and the related independent auditors' report.

         99.2              Pro Forma Financial Information.

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